                    AGREEMENT BETWEEN


               BROWN BROTHERS HARRIMAN & CO.

                           AND


          ALLIANCE ALL-ASIA INVESTMENT FUND, INC.

                   CUSTODIAN AGREEMENT


         AGREEMENT made this 21st day of October, 1994

between ALLIANCE ALL-ASIA INVESTMENT FUND, INC. (the "Fund")

and Brown Brothers Harriman & Co. (the "Custodian").

         WITNESSETH: That in consideration of the mutual

covenants and agreements herein contained, the parties

hereto agree as follows:

         1.   The Fund hereby employs and appoints the

Custodian as a custodian for the term and subject to the

provisions of this Agreement.  The Custodian shall not be

under any duty or obligation to require the Fund to deliver

to it any securities or funds owned by the Fund and shall

have no responsibility or liability for or on account of

securities or funds not so delivered.  The Fund will deposit with the Custodian copies of the Articles of Incorporation

and By-Laws (or comparable documents) of the Fund and all

amendments thereto, and copies of such votes and other

proceedings of the Fund as may be necessary for or

convenient to the Custodian in the performance of its

duties.

         2.   Except for securities and funds held by

subcustodians appointed pursuant to the provisions of

Section 3 hereof, the Custodian shall have and perform the

following powers and duties:

         A.   Safekeeping - To keep safely the securities of

the Fund that have been delivered to the Custodian and from

time to time to receive delivery of securities for

safekeeping.

         B.   Manner of Holding Securities - To hold

securities of the Fund (1) by physical possession of the

share certificates or other instruments representing such

securities in registered or bearer form, or (2) in book-

entry form by a Securities System (as said term is defined

in Section 2U).

         C.   Registered Name; Nominee - To hold registered

securities of the Fund (1) in the name or any nominee name

of the Custodian or the Fund, or in the name or any nominee

name of any agent appointed pursuant to Section 6E, or

(2) in street certificate form, so-called, and in any case

with or without any indication of fiduciary capacity.

         D.   Purchases - Upon receipt of Proper

Instructions, as defined in Section Y on Page 16, insofar as funds are available for the purpose, to pay for and receive

securities purchased for the account of the Fund, payment

being made only upon receipt of the securities (1) by the

Custodian, or (2) by a clearing corporation of a national

securities exchange of which the Custodian is a member, or

(3) by a Securities System.  However, (i) in the case of

repurchase agreements entered into by the Fund, the

Custodian (as well as an Agent) may release funds to a

Securities System or to a Subcustodian prior to the receipt

of advice from the Securities System or Subcustodian that

the securities underlying such repurchase agreement have

been transferred by book entry into the Account (as defined

in Section 2U) of the Custodian (or such Agent) maintained

with such Securities System or Subcustodian, so long as such payment instructions to the Securities System or

Subcustodian include a requirement that delivery is only

against payment for securities, (ii) in the case of foreign

exchange contracts, options, time deposits, call account

deposits, currency deposits, and other deposits, contracts

or options pursuant to Sections 2J, 2L, 2M and 2N, the

Custodian may make payment therefor without receiving an

instrument evidencing said deposit, contract or option so

long as such payment instructions detail specific securities to be acquired, and (iii) in the case of securities in which payment for the security and receipt of the instrument

evidencing the security are under generally accepted trade

practice or the terms of the instrument representing the

security expected to take place in different locations or

through separate parties, such as commercial paper which is

indexed to foreign currency exchange rates, derivatives and

similar securities, the Custodian may make payment for such

securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such security.

         E.   Exchanges - Upon receipt of proper

instructions, to exchange securities held by it for the

account of the Fund for other securities in connection with

any reorganization, recapitalization, split-up of shares,

change of par value, conversion or other event, and to

deposit any such securities in accordance with the terms of

any reorganization or protective plan.  Without such

instructions, the Custodian may surrender securities in

temporary form for definitive securities, may surrender

securities for transfer into a name or nominee name as

permitted in Section 2C, and may surrender securities for a

different number of certificates or instruments representing the same number of shares or same principal amount of

indebtedness, provided the securities to be issued are to be delivered to the Custodian and further provided custodian

shall at the time of surrendering securities or instruments

receive a receipt or other evidence of ownership thereof.

         F.   Sales of Securities - Upon receipt of proper

instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment

therefor (1) in cash, by a certified check, bank cashier's

check, bank credit, or bank wire transfer, or (2) by credit

to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian

or an Agent of the Custodian with a Securities System;

provided, however, that (i) in the case of delivery of

physical certificates or instruments representing

securities, the Custodian may make delivery to the broker

buying the securities, against receipt therefor, for

examination in accordance with "street delivery" custom,

provided that the payment therefor is to be made to the

Custodian (which payment may be made by a broker's check) or that such securities are to be returned to the Custodian,

and (ii) in the case of securities referred to in clause

(iii) of the last sentence of Section 2D, the Custodian may

make settlement, including with respect to the form of

payment, in accordance with generally accepted trade

practice relating to such securities or the terms of the

instrument representing said security.

         G.   Depositary Receipts - Upon receipt of proper

instructions, to instruct a subcustodian appointed pursuant

to Section 3 hereof (a "Subcustodian") or an agent of the

Custodian appointed pursuant to Section 6E hereof (an

"Agent") to surrender securities to the depositary used by

an issuer of American Depositary Receipts or International

Depositary Receipts (hereinafter collectively referred to as

"ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the

depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the

Custodian, or a nominee of the Custodian, for delivery to

the Custodian in Boston, Massachusetts, or at such other

place as the Custodian may from time to time designate.

         Upon receipt of proper instructions, to surrender

ADRs to the issuer thereof against a written receipt

therefor adequately describing the ADRs surrendered and

written evidence satisfactory to the Custodian that the

issuer of the ADRs has acknowledged receipt of instructions

to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

         H.   Exercise of Rights; Tender Offers - Upon

timely receipt of proper thereof, or to the agent of either,

warrants, puts, calls, rights or similar securities for the

purpose of being exercised or sold, provided that the new

securities and cash, if any, acquired by such action are to

be delivered to the Custodian, and, upon receipt of proper

invitations for tenders of securities, provided that the

consideration is to be paid or delivered or the tendered

securities are to be returned to the Custodian.

         I.   Stock Dividends, Rights, Etc. - To receive and

collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

         J.   Options - Upon receipt of proper instructions,

to receive and retain confirmations or other documents

evidencing the purchase of writing of an option on a

security or securities index by the Fund; to deposit and

maintain in a segregated account, either physically or by

book-entry in a Securities System, securities subject to a

covered call option written by the Fund; and to release

and/or transfer such securities or other assets only in

accordance with a notice or other communication evidencing

the expiration, termination or exercise of such covered

option furnished by The Options Clearing Corporation, the

securities or options exchange on which such covered option

is traded or such other organization as may be responsible

for handling such options transactions.

         K.   Borrowings - Upon receipt of proper

instructions, to deliver securities of the Fund to lenders

or their agents as collateral for borrowings effected by the

Fund, provided that such borrowed money is payable to or

upon the Custodian's order as Custodian for the Fund.

         L.   Demand Deposit Bank Accounts - To open and

operate an account or accounts in the name of the Fund on

the Custodian's books subject only to draft or order by the

Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s).  The responsibilities of the Custodian to the

Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

         If and when authorized by proper instructions, the

Custodian may open and operate an additional account(s) in

such other banks or trust companies as may be designated by

the Fund in such instructions (any such bank or trust

company so designated by the Fund being referred to

hereafter as a "Banking Institution"), provided that such

account(s) shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or

order.  Such accounts may be opened with Banking

Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other

currencies as the Fund may determine.  All such deposits

shall be deemed to be portfolio securities of the Fund and

accordingly the responsibility of the Custodian therefore

shall be the same as and no greater than the Custodian's

responsibility in respect of other portfolio securities of

the Fund.

         M.   Interest Bearing Call or Time Deposits - To

place interest bearing fixed term and call deposits with

such banks and in such amounts as the Fund may authorize

pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other

Banking Institutions as the Fund may determine.  Deposits

may be denominated in U.S. Dollars or other currencies and

need not be evidenced by the issuance or delivery of a

certificate to the Custodian, provided that the Custodian

shall include in its records with respect to the assets of

the Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other appropriate details.  Such deposits, other than those

placed with the Custodian, shall be deemed portfolio

securities of the Fund and the responsibilities of the

Custodian therefor shall be the same as those for demand

deposit bank accounts placed with other banks, as described

in Section L of this agreement.  The responsibility of the

Custodian for such deposits accepted on the Custodian's

books shall be that of a U.S. bank for a similar deposit.

         N.   Foreign Exchange Transactions and Futures

Contracts - Pursuant to proper instructions, to enter into

foreign exchange contracts or options to purchase and sell

foreign currencies for spot and future delivery on behalf

and for the account of the Fund.  Such transactions may be

undertaken by the Custodian with such Banking Institutions,

including the Custodian and Subcustodian(s) as principals,

as approved and authorized by the Fund.  Foreign exchange

contracts and options other than those executed with the

Custodian, shall be deemed to be portfolio securities of the

Fund and the responsibilities of the Custodian therefor

shall be the same as those for demand deposit bank accounts

placed with other banks as described in Section 2-L of this

agreement.  Upon receipt of proper instructions, to receive

and retain confirmations evidencing the purchase or sale of

a futures contract or an option on a futures contract by the

Fund; to deposit and maintain in a segregated account, for

the benefit of any futures commission merchant or to pay to

such futures commission merchant, assets designated by the

fund as initial, maintenance or variation "margin" deposits

intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of

the Fund, the Custodian and such futures commission

merchant, designated to comply with the rules of the

Commodity Futures Trading Commission and/or any contract

market, similar organization or organizations, regarding

such deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements

or rules.

         0.   Stock Loans - Upon receipt of proper

instructions, to deliver securities of the Fund, in

connection with loans of securities by the Fund, to the borrower thereof upon the receipt of the cash collateral, if any, for such borrowing.  In the event U.S. Government

securities are to be used as collateral, the Custodian will

not release the securities to be loaned until it has

received confirmation that such collateral has been

delivered to the Custodian.  The Custodian and Fund

understand that the timing of receipt of such confirmation

will normally require that the delivery of securities to be

loaned will be made one day after receipt of the U.S.

Government collateral.

         P.   Collections - To collect, receive and deposit

in said account or accounts all income, payments of

principal and other payments with respect to the securities

held hereunder, and in connection therewith to deliver the

certificates or other instruments representing the

securities to the issuer thereof or its agent when

securities are called, redeemed, retired or otherwise become payable; provided, that the payment is to be made in such

form and manner and at such time, which may be after

delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the

instrument representing the security, or such proper

instructions as the Custodian may receive, or governmental

regulations, the rules of Securities Systems or other U.S.

securities depositories and clearing agencies or, with respect to securities referred to in clause (iii) of the last sentence of Section 2D, in accordance with generally

accepted trade practice; (ii) to execute ownership and other certificates and affidavits for all federal and state tax

purposes in connection with receipt of income or other

payments with respect to securities of the Fund or in

connection with transfer of securities, and (iii) pursuant

to proper instructions to take such other actions with

respect to collection or receipt of funds or transfer of

securities which involve an investment decision.

         Q.   Dividends, Distributions and Redemptions -

Upon receipt of proper instructions from the Fund, or upon

receipt of instructions from the Fund's shareholder

servicing agent or agent with comparable duties (the

"Shareholder Servicing Agent") (given by such person or

persons and in such manner on behalf of the Shareholder

Servicing Agent as the Fund shall have authorized), the

Custodian shall release funds or securities to the

Shareholder Servicing Agent or otherwise apply funds or

securities, insofar as available, for the payment of

dividends or other distributions to Fund shareholders.  Upon receipt of proper instructions from the Fund, or upon

receipt of instructions from the Shareholder Servicing Agent

(given by such person or persons and in such manner on

behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder

Servicing Agent or as such Agent shall otherwise instruct

for payment to Fund shareholders who have delivered to such

Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

         R.   Proxies, Notices, Etc. - Promptly to deliver

or mail to the Fund all forms of proxies and all notices of

meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received

by the Custodian, and upon receipt of proper instructions,

to execute and deliver or cause its nominee to execute and

deliver such proxies or other authorizations as may be

required.  Neither the Custodian nor its nominee shall vote

upon any of such securities or execute any proxy to vote

thereon or give any consent or take any other action with

respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

         S.   Nondiscretionary Details - Without the

necessity of express authorization from the Fund, (1) to

attend to all nondiscretionary details in connection with

the sale, exchange, substitution, purchase, transfer or

other dealings with securities, funds or other property of

the Portfolio held by the Custodian except as otherwise

directed from time to time by the Directors of the Fund, and

(2) to make payments to itself or others for minor expenses

of handling securities or other similar items relating to

the Custodian's duties under this Agreement, provided that

all such payments shall be accounted for to the Fund.

         T.   Bills - Upon receipt of proper instructions,

to pay or cause to be paid, insofar as funds are available

for the purpose, bills, statements, or other obligations of

the Fund.

         U.   Deposit of Fund Assets in Securities Systems -

The Custodian may deposit and/or maintain securities owned

by the Fund in (i) The Depository Trust Company, (ii) any

book-entry system as provided in Subpart 0 of Treasury

Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350,

or the book-entry regulations of federal agencies

substantially in the form of Subpart 0, or (iii) any other

domestic clearing agency registered with the Securities and

Exchange Commission under Section 17A of the Securities

Exchange Act of 1934 which acts as a securities depository

and whose use the Fund has previously approved in writing

(each of the foregoing being referred to in this Agreement

as a "Securities System").  Utilization of a Securities

System shall be in accordance with applicable Federal

Reserve Board and Securities and Exchange Commission rules

and regulations, if any, and subject to the following

provisions:

         1)   The Custodian may deposit and/or maintain Fund

securities, either directly or through one or more Agents

appointed by the Custodian (provided that any such agent

shall be qualified to act as a custodian of the Fund

pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account

("Account") of the Custodian or such Agent in the Securities

System which shall not include any assets of the Custodian

or Agent other than assets held as a fiduciary, custodian,

or otherwise for customers;

         2)   The records of the Custodian with respect to

securities of the Fund which are maintained in a Securities

System shall identify by book-entry those securities

belonging to the Fund;

         3)   The Custodian shall pay for securities

purchased for the account of the Fund upon (i) receipt of

advice from the Securities System that such securities have

been transferred to the Account, and (ii) the making of an

entry on the records of the Custodian to reflect such

payment and transfer for the account of the Fund.  The

Custodian shall Transfer securities sold for the account of

the Fund upon (i) receipt of advice from the Securities

System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.  Copies of all advices

from the Securities System of transfers of securities for

the account of the Fund shall identify the Fund, be

maintained for the Fund by the Custodian or an Agent as

referred to above, and be provided to the Fund at its

request.  The Custodian shall furnish the Fund confirmation

of each transfer to or from the account of the Fund in the

form of a written advice or notice and shall furnish to the

Fund copies of daily transaction sheets reflecting each

day's transactions in the Securities System for the account

of the Fund on the next business day;

         4)   The Custodian shall provide the Fund with any

report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding

securities deposited in the Securities System; and the

Custodian and such Agents shall send to the Fund such

reports on their own systems of internal accounting control

as the Fund may reasonably request from time to time.

         5)   At the written request of the Fund, the

Custodian will terminate the use of any such Securities

System on behalf of Fund as promptly as practicable.

         V.   Other Transfers - Upon receipt of Proper

Instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to

make such other disposition of securities, funds or other

property of the Fund in a manner other than or for purposes

other than as enumerated elsewhere in this Agreement,

provided that the instructions relating to such disposition

shall include a statement of the purpose for which the

delivery is to be made, the amount of securities to be

delivered and the name of the person or persons to whom

delivery is to be made.

         W.   Investment Limitations - In performing its

duties generally, and more particularly in connection with

the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing contrary that conflict with proper instructions

received by it are not in or in any way contrary to any

provisions of the Fund's Articles of Incorporation or

By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund.  The Custodian

shall to the Fund and shall be indemnified by the in no

event be liable Fund for any violation which occurs in the

course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.

         X.   Restricted Securities - Notwithstanding any

other provision of this Agreement, the Custodian shall not

be liable for failure to take any action in respect of a

"restricted security" (as hereafter defined) if the

Custodian has not received Proper Instructions to take such

action (including but not limited to the failure to exercise in a timely manner any right in respect of any restricted

security) unless the Custodian's responsibility to take such action is set forth in a writing, agreed upon by the

Custodian and the Fund or the investment adviser of the

Fund, which specifies particular actions the Custodian is to take without Proper Instructions in respect of specified

rights and obligations pertaining to a particular restricted security.  Further, the Custodian shall not be responsible

for transmitting to the Fund information concerning a

restricted security, such as with respect to exercise

periods and expiration dates for rights relating to the

restricted security, except such information which the

Custodian actually receives or which is published in a

source which is publicly distributed and generally

recognized as a major source of information with respect to

corporate actions of securities similar to the particular

restricted security. As used herein, the term "restricted securities" shall mean securities which are subject to restrictions on transfer, whether by reason of contractual

restrictions or federal, state or foreign securities or

similar laws, or securities which have special rights or

contractual features which do not apply to publicly-traded

shares of, or comparable interests representing, such

security.

         Y.   Proper Instructions - Proper instructions

shall mean a tested telex from the Fund or a written

request, direction, instruction or certification signed or

initialed on behalf of the Fund by one or more person or

persons as the Board of Directors of the Fund shall have

from time to time authorized, provided, however, that no

such instructions directing the delivery of securities or

the payment of funds to an authorized signatory of the Fund

shall be signed by such person.  Those persons authorized to give proper instructions may be identified by the Board of

Directors by name, title or position and will include at

least one officer empowered by the Board to name other

individuals who are authorized to give proper instructions

on behalf of the Fund.  Telephonic or other oral

instructions given by any one of the above persons will be

considered proper instructions if the Custodian reasonably

believes them to have been given by a person authorized to

give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the

lack of such confirmation shall in no way affect any action

taken by the Custodian in reliance upon such oral

instructions.  The Fund authorizes the Custodian to tape

record any and all telephonic or other oral instructions

given to the Custodian by or on behalf of the Fund

(including any of its officers, Directors, employees or

agents) and will deliver to the Custodian a similar

authorization from any investment manager or adviser or

person or entity with similar responsibilities which is

authorized to give proper instructions on behalf of the Fund to the Custodian.  Proper instructions may relate to

specific transactions or to types or classes of

transactions, and may be in the form of standing

instructions.

         Proper instructions may include communications

effected directly between electro-mechanical or electronic

devices or systems, in addition to tested telex, provided

that the Fund and the Custodian agree to the use of such

device or system.

         3.   Securities, funds and other property of the

Fund may be held by subcustodians appointed pursuant to the

provisions of this Section 3 (a "Subcustodian").  The

Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or a foreign custodian under the Investment

Company Act of 1940 and the rules and regulations

thereunder) to act as a Subcustodian for the Fund, provided

that the Fund shall have approved in writing (1) any such

bank or trust company and the subcustodian agreement to be

entered into between such bank or trust company and the

Custodian, and (2) if the subcustodian is a bank organized

under the laws of a country other than the United States,

the holding of securities, cash and other property of the

Fund in the country in which it is proposed to utilize the

services of such subcustodian.  Upon such approval by the

Fund, the Custodian is authorized on behalf of the Fund to

notify each Subcustodian of its appointment as such.  The

Custodian may, at any time in its discretion, remove any

bank or trust company that has been appointed as a

Subcustodian but will promptly notify the Fund of any such

action.

         Those Subcustodians, their offices or branches

which the Fund has approved to date are set forth on

Appendix A hereto.  Such Appendix shall be amended from time to time as Subcustodians, branches or offices are changed,

added or deleted.  The Fund shall be responsible for

informing the Custodian sufficiently in advance of a

proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required

by the preceding paragraph and for the Custodian to put the

appropriate arrangements in place with such Subcustodian

pursuant to such subcustodian agreement.

         Although the Fund does not intend to invest in a

country before the foregoing procedures have been completed,

in the event that an investment is made prior to approval,

if practical, such security shall be removed to an approved

location or if not practical such security shall be held by

such agent as the Custodian may appoint.  In such event, the

Custodian shall be liable to the Fund for the actions of

such agent if and only to the extent the Custodian shall

have recovered from such agent for any damages caused the

Fund by such agent and provided that the Custodian shall

pursue its rights against such agent.

         With respect to the securities and funds held by a

Subcustodian, either directly or indirectly, including

demand and interest bearing deposits, currencies or other

deposits and foreign exchange contracts as referred to in

Sections 2K, 2L or 2M, the Custodian shall be liable to the

Fund if and only to the extent that such Subcustodian is

liable to the Custodian; provided, however, that the

Custodian shall be liable to the Fund for losses resulting

from the bankruptcy or insolvency of a Subcustodian if and only to the extent that such Subcustodian is liable to the

Custodian and the Custodian recovers from such Subcustodian

under the applicable subcustodian agreement.  The Custodian

shall nevertheless be liable to the Fund for its own

negligence in transmitting any instructions received by it

from the Fund and for its own negligence in connection with

the delivery of any securities or funds held by it to any

such Subcustodian.

         In the event that any Subcustodian appointed

pursuant to the provisions of this Section 3 fails to

perform any of its obligations under the terms and

conditions of the applicable subcustodian agreement, the

Custodian shall use its best efforts to cause such

Subcustodian to perform such obligations.  In the event that the Custodian is unable to cause such Subcustodian to

perform fully its obligations thereunder, the Custodian

shall forthwith upon the Fund's request terminate such

Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this

Section 3.  At the election of the Fund, it shall have the

right to enforce, to the extent permitted by the

subcustodian agreement and applicable law, the Custodian's

rights against any such Subcustodian for loss or damage

caused the Fund by such Subcustodian.

         At the written request of the Fund, the Custodian

will terminate any subcustodian appointed pursuant to the

provisions of this Section 3 in accordance with the

termination provisions under the applicable subcustodian

agreement.  The Custodian will not amend any subcustodian

agreement or agree to change or permit any changes

thereunder except upon the prior written approval of the

Fund.

         In the event the Custodian receives a claim from a

Subcustodian under the indemnification provisions of any

subcustodian agreement, the Custodian shall promptly give

written notice to the Fund of such claim.  No more than

thirty days after written notice to the Fund of the

Custodian's intention to make such payment, the Fund will

reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

         4.   The Custodian may assist generally in the

preparation of reports to Fund shareholders and others,

audits of accounts, and other ministerial matters of like

nature.

         5.   The Fund hereby also appoints the Custodian as

its financial agent.  With respect to the appointment as

financial agent, the Custodian shall have and perform the

following powers and duties:

         A.   Records - To create, maintain and retain such

records relating to its activities and obligations under

this Agreement as are required under the Investment Company

Act of 1940 and the rules and regulations thereunder

(including Section 31 thereof and Rules 31a-1 and 31a-2

thereunder) and under applicable Federal and State tax laws.

All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian, and the Custodian agrees to

cooperate with the Fund in execution of documents and other

action necessary or desirable in order to substitute the

successor custodian for the custodian under their agreement.

         B.   Accounts - To keep books of account and render

statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time

as reasonably requested by proper instructions.

         C.   Access to Records - Subject to security

requirements of the Custodian applicable to its own

employees having access to similar records within the

Custodian and such regulations as may be reasonably imposed

by the Custodian, the books and records maintained by the

Custodian pursuant to Sections 5A and 5B shall be open to

inspection and audit at reasonable times by officers of,

attorneys for, and auditors employed by, the Fund.

         D.   Calculation of Net Asset Value - To compute

and determine the net asset value per share of capital stock of the Fund as of the close of business on the New York

Stock Exchange on each day on which such Exchange is open,

unless otherwise directed by proper instructions.  Such

computation and determination shall be made in accordance

with (1) the provisions of the Fund's Articles of

Incorporation or By-Laws of the Fund, as they may from time

to time be amended and delivered to the Custodian, (2) the

votes of the Board of Directors of the Fund at the time in

force and applicable, as they may from time to time be

delivered to the Custodian, and (3) proper instructions from such officers of the Fund or other persons as are from time

to time authorized by the Board of Directors of the Fund to

give instructions with respect to computation and

determination of the net asset value.  On each day that the

Custodian shall compute the net asset value per share of the

Fund, the Custodian shall provide the Fund with written

reports which permit the Fund to verify that portfolio

transactions have been recorded in accordance with the

Fund's instructions.

         In computing the net asset value, the Custodian may

rely upon any information furnished by proper instructions,

including without limitation any information (1) as to

accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the custodian, (2) as to the existence, status and proper

treatment of reserves, if any, authorized by the fund,

(3) as to the sources of quotations to be used in computing

the net asset value, including those listed in Appendix B,

(4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily

available, and (5) as to the sources of information with

respect to "corporate actions" affecting portfolio

securities of the fund, including those listed in

Appendix B.  (Information as to "corporate actions" shall

include information as to dividends, distributions, stock

splits, stock dividends, rights offerings, conversions,

exchanges, recapitalizations, mergers, redemptions, calls,

maturity dates and similar transactions, including the ex-

and record dates and the amounts or other terms thereof.)

         In like manner, the Custodian shall compute and

determine the net asset value as of such other times as the

Board of Directors of the Fund from time to time may

reasonably request.

         Notwithstanding any other provisions of this

Agreement, including Section 6C, the following provisions

shall apply with respect to the Custodian's foregoing

responsibilities in this Section 5D: The Custodian shall be

held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 5D,

but shall not be held accountable or liable for any losses,

damages or shareholder or former shareholder arising from or based upon errors expenses the Fund or any of the Fund may

suffer or incur or delays in the determination of such net

asset value unless such error or delay was due to the

Custodian's negligence, gross negligence or reckless or

willful misconduct in determination of such net asset value.

(The parties hereto acknowledge, however, that the

Custodian's causing an error or delay in the determination

of net asset value may, but does not in and of itself,

constitute negligence, gross negligence or reckless or

willful misconduct.)  In no event shall the Custodian be

liable or responsible to the Fund, any present or former

shareholder of the fund or any other party for any error or

delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in

accordance with generally accepted accounting standards,

such accountants should have become aware of such error or

delay in the course of performing such audit.  The

Custodian's liability for any such negligence, gross

negligence or reckless or willful misconduct which results

in an error in determination of such net asset value shall

be limited to the direct, out-of-pocket loss the Fund, shareholder or former shareholder shall actually incur,

measured by the difference between the actual and the

erroneously computed net asset value, and any expenses the

fund shall incur in connection with correcting the records

of the Fund affected by such error (including charges made

by the Fund's registrar and transfer agent for making such

corrections) or communicating with shareholders or former

shareholders of the Fund affected by such error.

         Without limiting the foregoing, the Custodian shall

not be held accountable or liable to the Fund, any

shareholder or former shareholder thereof or any other

person for any delays or losses, damages or expenses any of

them may suffer or incur resulting from (1) the Custodian's

failure to receive timely and suitable notification

concerning quotations or corporate actions relating to or

affecting portfolio securities of the fund or (2) any errors in the computation of the net asset value based any upon or

arising out of quotations or information as to corporate

actions if received by the Custodian either (i) from a

source which the Custodian was authorized pursuant to the

second paragraph of this Section 5D to rely upon, or

(ii) from a source which in the Custodian's reasonable

judgment was as reliable a source for such quotations or

information as the sources authorized pursuant to that

paragraph. Nevertheless, the Custodian will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or

corporate actions if the Custodian has reason to believe

that any such information might be incorrect.

         In the event of any error or delay in the

determination of such net asset value for which the

Custodian may be liable, the Fund and the Custodian will

consult and make good faith efforts to reach agreement on

what actions should be taken in order to mitigate any loss

suffered by the Fund or its present or former shareholders,

in order that the custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives.  Such actions might

include the Fund or the custodian taking reasonable steps to collect from any shareholder or former shareholder who has

received any overpayment upon redemption of shares such

overpaid amount or to collect from any shareholder who has

underpaid upon a purchase of shares the amount of such

underpayment or to reduce the number of shares issued to

such shareholder.  It is understood that in attempting to

reach agreement on the actions to be taken or the amount of

the loss which should appropriately be borne by the

Custodian, the Fund and the Custodian will consider such

relevant factors as the amount of the loss involved, the

Fund's desire to avoid loss of shareholder good will, the fact that other persons or entitles could have been reasonably expected to have detected the error sooner than

the time it was actually discovered, the appropriateness of

limiting or eliminating the benefit which shareholders or

former shareholders might have obtained by reason of the

error, and the possibility that other parties providing

services to the fund might be induced to absorb a portion of the loss incurred.

         E.   Disbursements - Upon receipt of proper

instructions, to pay or cause to be paid, insofar as funds

are available for the purpose, bills, statements and other

obligations of the Fund (including but not limited to

interest charges, taxes, management fees, compensation to

Fund officers and employees, and other operating expenses of the Fund).

         6.   A.   The Custodian shall not be liable for any

action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written

notice, request, direction, instruction, certificate or

other instrument believed by it to be genuine and signed by

the proper party or parties.

         The Secretary or Assistant Secretary of the Fund

shall certify to the Custodian the names, signatures and

scope of authority of all persons authorized to give proper

instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the

Fund, the names and signatures of the officers of the Fund,

the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the

Fund's Board of Directors or shareholders.  Such certificate may be accepted and relied upon by the Custodian as

conclusive evidence of the facts set forth therein and may

be considered in full force and effect until receipt of a

similar certificate to the contrary.

         So long as and to the extent that it is in the

exercise of reasonable care, the Custodian shall not be

responsible for the title, validity or genuineness of any

property or evidence of title thereto received by it or

delivered by it pursuant to this Agreement.

         The Custodian shall be entitled, at the expense of

the Fund, to receive and act upon advice of counsel (who may be counsel for the Fund) on all matters, and the Custodian

shall be without liability for any action reasonably taken

or omitted pursuant to such advice.

         B.   With respect to the portfolio securities, cash

and other property of the Fund held by a Securities System,

the Custodian shall be liable to the Fund only for any loss

or damage to the Fund resulting from use of the Securities

System if caused by any negligence, misfeasance or

misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the

Custodian or any such agent to enforce effectively such

rights as it may have against the Securities System.

         C.   Except as may otherwise be set forth in this

Agreement with respect to particular matters, the Custodian

shall be held only to the exercise of reasonable care and

diligence in carrying out the provisions of this Agreement,

provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable

law.  However, nothing herein shall exempt the Custodian

from liability due to its own negligence or willful

misconduct.  The Fund agrees to indemnify and hold harmless

the Custodian and its nominees from all claims and

liabilities (including counsel fees) incurred or assessed

against it or its nominees in connection with the

performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of

conduct set forth in this Agreement.  Without limiting the

foregoing indemnification obligation of the Fund, the Fund

agrees to indemnify the Custodian and its nominees against

any liability the Custodian or such nominee may incur by

reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian

or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

         In order that the indemnification provisions

contained in this Paragraph 6-C shall apply, however, it is

understood that if in any case the Fund may be asked to

indemnify or hold the Custodian harmless, the Fund shall be

fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and

notify the Fund promptly concerning any situation which

presents or appears likely to present the probability of

such a claim for indemnification against the Fund.  The Fund shall have the option to defend Custodian against any claim

which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the

Custodian, and thereupon the Fund shall take over complete

defense of the claim, and the Custodian shall in such

situation initiate no further legal or other expenses for

which it shall seek indemnification under this Paragraph

6-C.  The Custodian shall in no case confess any claim or

make any compromise in any case in which the Fund will be

asked to indemnify the Custodian except with the Fund's

prior written consent.

         It is also understood that the Custodian shall not

be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, an agent of the Custodian or a

Subcustodian, a Securities System, or a Banking Institution,

or a loss arising from a foreign currency transaction or

contract, resulting from a Sovereign Risk.  A "Sovereign

Risk" shall mean nationalizaton, expropriation, devaluation,

revaluation, confiscation, seizure, cancellation,

destruction or similar action by any governmental authority,

de facto or de jure; or enactment, promulgation, imposition

or enforcement by any such governmental authority of

currency restrictions, exchange controls, taxes, levies or

other charges affecting the Fund's property; or acts of war,

terrorism, insurrection or revolution; or any other similar

act or event beyond the Custodian's control.

         D.   The Custodian shall be entitled to receive

reimbursement from the Fund on demand, in the manner

provided in Section 7, for its cash disbursements, expenses

and charges (including the fees and expenses of any

Subcustodian or any Agent) in connection with this

Agreement, but excluding salaries and usual overhead

expenses.

         E.   The Custodian may at any time or times in its

discretion appoint (and may at any time remove) any other

bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed

pursuant to the third paragraph of Section 3) shall not

relieve the Custodian of any of its responsibilities under

this agreement.

         F.   Upon request, the Fund shall deliver to the

Custodian such proxies, powers of attorney or other

instruments as may be reasonable and necessary or desirable

in connection with the performance by the Custodian or any

Subcustodian of their respective obligations under this

Agreement or any subcustodian agreement.

         7.   The Fund shall pay the Custodian a custody fee

based on such fee schedule as may from time to time be

agreed upon in writing by the Custodian and the Fund.  Such

fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund in such a manner as to permit payment by a

direct cash payment to the Custodian.

         8.   This Agreement shall  continue in full force

and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the

other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or

mailing.  In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated

by Sections 6D and 7, upon receipt by the Fund of a

statement setting forth such fees and expenses.

         In the event of the appointment of a successor

custodian, it is agreed that the funds and securities owned

by the Fund and held by the Custodian or any Subcustodian

shall be delivered to the successor custodian, and the

Custodian agrees to cooperate with the Fund in execution of

documents and performance of other actions necessary or

desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         9.   This Agreement constitutes the entire

understanding and agreement of the parties hereto with

respect to the subject matter hereof.  No provision of this

Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of

the amendment or termination is sought.

         In connection with the operation of this Agreement,

the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to

the provisions of this Agreement as may in their joint

opinion be consistent with the general tenor of this

Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         10.  This instrument is executed and delivered in

The Commonwealth of Massachusetts and shall be governed by

and construed according to the laws of said Commonwealth.

         11.  Notices and other writings delivered or mailed

postage prepaid to the Fund addressed to the Fund at

500 Plaza Drive 3rd Floor, Secaucus, NJ 07094 or to such

other address as the Fund may have designated to the

Custodian in writing, or to the Custodian at 40 Water

Street, Boston, Massachusetts 02109, Attention: Manager,

Securities Department, or to such other address as the

Custodian may have designated to the Fund in writing, shall

be deemed to have been properly delivered or hereunder to

the respective addressee.

         12.  This Agreement shall be binding on and shall

inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither

party hereto may assign this Agreement or any of its rights

or obligations hereunder without the prior written consent

of the other party.

         13.  This Agreement may be executed in any number

of counterparts, each of which shall be deemed an original.

This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

         IN WITNESS WHEREOF, each of the parties has caused

this Agreement to be executed in its name and behalf on the

day and year first above written.



ALLIANCE ALL-ASIA INVESTMENT      BROWN BROTHERS HARRIMAN &
FUND, INC.                        CO.


By /s/ Mark D. Gersten            per pro /s/ W. C. Gildea
_________________________         ________________________



































                            40
00250203.AQ1

                                                  APPENDIX B


          ALLIANCE ALL-ASIA INVESTMENT FUND INC


THE FOLLOWING AUTHORIZED SOURCES ARE TO BE USED FOR PRICING
AND FOREIGN EXCHANGE QUOTATIONS, CORPORATE ACTIONS,
DIVIDENDS AND RIGHTS OFFERINGS:

                   AUTHORIZED SOURCES

                   QUOTRON
                   REUTERS
                   INTERACTIVE DATA CORPORATION
                   VALORINFORM (GENEVA)
                   TELEKURS
                   SUBSCRIPTION BANKS
                   FUND MANAGERS
                   EXTEL (LONDON)
                   REPUTABLE FOREIGN BROKERS


APPROVED: _____________________
                           DATE